Exhibit 99.1

OpenText Announces The OpenText Cloud

Closes EasyLink Transaction

Waterloo, ON and Norcross, Ga. – July 2, 2012 – Open Text Corporation (OpenText) (NASDAQ: OTEX, TSX: OTC) and EasyLink Services International Corporation (EasyLink) (NASDAQ: ESIC) today announced the completion of the merger of EasyLink with an indirect wholly-owned subsidiary of OpenText. The merger was approved by the stockholders of EasyLink at a special meeting held earlier today. As a result of the merger, EasyLink became an indirect wholly-owned subsidiary of OpenText.

The OpenText Cloud is immediately available worldwide. We now service over 25,000 customers and 2 million end users for Infrastructure Services, Social Services, Process and Data Services and SAAS-based Information Exchange; processing over 2 billion transactions a year. Some of our customers include Institute of Public Administration of Canada, USDA, Mizuno, Dell and La Poste. The OpenText Cloud is based on combined capabilities from OpenText and EasyLink. For more information, please visit: www.opentext.com/cloud

“The OpenText Cloud is a platform for Enterprise Information Management. OpenText is the only vendor who can offer this complete suite of capabilities in the cloud, from Enterprise Content Management through Information Exchange,” said OpenText CEO, Mark J. Barrenechea. “Furthermore, I welcome the EasyLink customers, partners and employees to OpenText.”

As a result of the merger EasyLink’s common stock ceased trading on the Nasdaq Capital Market at market close today and its shares will no longer be listed. Stockholders who hold shares through a bank or broker will not have to take any action to have their shares converted into cash, since these conversions will be handled by the bank or broker. Stockholders who hold certificates can surrender their certificates for $7.25 per share in cash, without interest, through the paying agent for the merger, American Stock Transfer & Trust Company. AST will be sending out a letter of transmittal and instructions to registered stockholders in the next several days regarding specific actions they will need to take to surrender their shares for the merger consideration. EasyLink’s stockholders of record should wait until they receive the letter of transmittal before surrendering their share certificates.

About OpenText

OpenText™ is the world’s largest independent provider of Enterprise Content Management (ECM) software. The Company’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. OpenText supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about OpenText, visit www.opentext.com.

Copyright © 2012 by Open Text Corporation. “OPENTEXT”, “OPENTEXT EVERYWHERE” and the “OPENTEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (Nasdaq:ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Notifications we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText’s assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

United States:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

San Francisco: (415) 963-0825

New York: (646) 843-5621

gsecord@opentext.com

Canada:

Sonya Mehan

Manager, Investor Relations

Open Text Corporation

519-888-7111 ext.2446

smehan@opentext.com